                                                         Exhibit No. EX-99.d.2.u

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  dated  this ____ day of  _________,  2008  among DFA  INVESTMENT
DIMENSIONS  GROUP INC., a Maryland  corporation  (the "Fund"),  DIMENSIONAL FUND
ADVISORS  LP, a  Delaware  limited  partnership  ("DFA")  and  DIMENSIONAL  FUND
ADVISORS LTD., a company organized under the laws of England ("DFAL").

     WHEREAS,  DFA is the investment  advisor to all the portfolios of the Fund, including International Vector Equity Portfolio (the "Portfolio"); and

     WHEREAS, the Portfolio invests in United Kingdom and European securities as categorized, defined and limited in accordance with the Fund's prospectus; and

     WHEREAS,  DFAL personnel have expertise in certain business areas pertinent to the business  operations  of the  Portfolio  and the  selection of brokers or dealers and the execution of trades with respect to United  Kingdom and European securities; and

     WHEREAS,  DFA  wishes to retain  DFAL as  sub-advisor  with  respect to the
Portfolio, and DFAL wishes to act as sub-advisor, upon the terms hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Services To Be Performed. DFA hereby employs, subject to approval by the
Board of  Directors  of the Fund and  supervision  by DFA,  DFAL to furnish,  at
DFAL's expense, the services described below with respect to the Portfolio:

     a. DFAL shall have the authority and  responsibility  to select  brokers or dealers to  execute  purchases  and sales of  eligible  securities  for the
     Portfolio.   Such  authority  and  responsibility  shall  include,  without limitation,  the  maintenance of a trading desk; the  determination  of the best and most  efficient  means of  purchasing  and selling such  portfolio securities in order to achieve best price and execution; and the allocation of trades among brokers and dealers, including any affiliate of the Fund or of any investment  advisor or affiliate  thereof,  subject to Section 17 of the  Investment  Company  Act of 1940,  as  amended.  In  carrying  out its obligations  hereunder,  DFAL  will  act  with  a view  to the  Portfolio's objectives as set forth in the Fund's prospectus and otherwise communicated to DFAL by DFA,  including  the  objectives  of  receiving  best  price and execution  for  portfolio  transactions  and of  causing  as  little  price fluctuation  in the  market  prices of stocks  being  purchased  or sold as reasonably  possible under  prevailing  market  circumstances as well as in light of the size of the transaction  being executed.  DFA will advise DFAL of changes in the Fund's Articles of Incorporation,  bylaws, and prospectus and any objectives not appearing  therein as they may be relevant to DFAL's performance under this Agreement.  DFA will furnish to DFAL reports on cash available for investment and needed for redemption  payments.  DFA shall be responsible  to the Fund for the  preparation  of schedules  of  securities eligible for purchase and sale by the  Portfolio  ("execution  schedules"), and shall prepare such schedules on at least a semi-annual  basis, it being understood that DFA may consult with DFAL in connection therewith,  and may delegate  to  DFAL  the  preparation  of  such  schedules.  On at  least  a semi-annual basis DFA will review the Portfolio's holdings, make, itself or in  consultation  with DFAL,  any  necessary  adjustments  to the execution schedules and review the securities trading process and executions. DFAL is authorized to have orders  executed for more or fewer shares than set forth on the execution  schedules when market conditions and other factors permit or require,  provided that such variances from the execution  schedules are within  the  parameters  agreed to by DFA from time to time or in  specific cases. DFAL shall report the results of all trading activities and all such other information  relating to portfolio  transactions for the Portfolio as
     DFA may  reasonably  request,  on a daily basis to DFA and any other entity designated by DFA,  including without limitation the custodian of the Fund.
     DFAL  shall  review  and   coordinate  its  agency  trading  and  execution
     strategies,  practices  and results with DFA as  frequently  as  reasonably requested.

     b. DFAL shall  maintain,  and  periodically  review  with DFA and the Fund, policies and procedures  necessary to ensure the  effectiveness  of on-line communications systems between DFAL, DFA and the Fund.

     c. DFAL shall  periodically  provide  DFA with data  concerning  the United
     Kingdom and European  equity  market;  and it shall maintain and provide to
     DFA current  financial  information with respect to specific United Kingdom and European  equity market stocks on the execution  schedules.  DFAL shall also furnish DFA with advice and information regarding securities of United
     Kingdom and European  equity  market small  companies and shall provide DFA with such  recommendations in connection with the investment therein by the
     Portfolio  as DFAL  shall  deem  necessary  and  advisable  in light of the investment objective and policies of the Portfolio.

     3. Compensation.  For the services provided by DFAL hereunder DFA shall pay
DFAL a fee equal  to(pound)50,000  per year, to be paid on a quarterly basis. In the event that this Agreement is terminated at other than  quarter-end,  the fee for such quarter shall be prorated.

     4. Liability of DFAL.  Except as provided by the next sentence,  DFAL shall not be liable for any error of  judgment  or of law or for any loss  suffered by the Fund in connection with the matters to which this Agreement relates,  except loss resulting from willful  misfeasance,  bad faith or gross  negligence on the part of DFAL in the  performance of its  obligations  and duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.  The foregoing  sentence does not apply to any liability  which DFAL may have arising out of the  execution  by it or any of its  employees,  officers  or  agents  of portfolio transactions for the Account.

     5. Term.  This  Agreement  shall  become  effective as of July 23, 2008 and shall  remain  in  effect  until  July 23,  2010  unless  sooner  terminated  as hereinafter  provided and shall continue in effect from year to year thereafter, but  only so long  as  such  continuance  is  specifically  approved,  at  least annually, by (a) the vote of a majority of the Fund's directors, or (b) the vote of a majority of the outstanding  voting securities of the Portfolio and (c) the vote of a majority of those  directors who are not parties to this  Agreement or interested  persons of any such party  (except as directors of the Fund) cast in person at a meeting called for the purpose of voting on such approval. The terms
"interested  persons"  and  "vote  of  a  majority  of  the  outstanding  voting securities"  shall have the meanings  respectively set forth in Section 2(a)(19)
and Section 2(a)(42) of the Investment Company Act of 1940.

     This  Agreement  may be  terminated  by DFA or by DFAL at any time  without penalty on ninety (90) days' written  notice to the other party hereto,  and may also be terminated at any time without  penalty by the Board of Directors of the
Fund  or by  vote  of  the  holders  of a  majority  of the  outstanding  voting securities of the  Portfolio on sixty (60) days'  written  notice to DFAL by the
Fund.

     This  Agreement  shall   automatically   terminate  in  the  event  of  its
assignment.  The term  "assignment"  for this purpose shall have the meaning set forth in Section 2(a)(4) of the Investment Company of 1940.

     This Agreement shall automatically  terminate with respect to the Portfolio in the event that the Investment  Advisory  Agreement for the Portfolio  between
DFA and the Fund is terminated, assigned or not renewed.

     6. Notice.  Any notice under this Agreement shall be in writing,  addressed and delivered or mailed,  postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.

     7.  Governing  Law and Consent to  Jurisdiction.  This  Agreement  shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to the conflict of laws principles thereof;  provided that nothing herein shall be construed to preempt,  or to be  inconsistent  with, any
U.S. federal law, regulation or rule,  including the 1940 Act and the Investment
Advisers  Act of 1940,  as  amended  (the  "Advisers  Act")  and any  rules  and regulations  promulgated  thereunder.  The  parties  agree  and  consent  to the jurisdiction of the State and federal courts of Maryland.

     8. Schedules. Schedules to this Agreement form a part of it.

                            [signature page follows]

     IN WITNESS WHEREOF, DFA, DFAL and the Fund have caused this Agreement to be executed as of the day and year above written.

                     DIMENSIONAL FUND ADVISORS LP,
                     By Dimensional Holdings Inc., General Partner

                     By:
                     Name:
                     Title:

                     DIMENSIONAL FUND ADVISORS LTD.

                     By:
                     Name:
                     Title:

                     DFA INVESTMENT DIMENSIONS GROUP INC.

                     By:
                     Name:
                     Title:

                       Schedule to Sub-Advisory Agreement

CUSTOMER CATEGORISATION

DFAL is  authorised  and regulated by the  Financial  Services  Authority in the
United Kingdom (the FSA"). DFAL has categorised DFA as a Professional Client (as defined in the FSA Rules) and DFAL will provide its  services  hereunder on that basis.

DFA has the  right to  request  DFAL to  categorise  it as a retail  client  (as defined  in the  FSA  Rules)  either  generally  or in  specific  circumstances.
However, if DFA were to request to be categorized as a retail client, DFAL would not be able to provide the services  outlined in the  Agreement as DFAL does not provide services to retail clients.

Any  reference to "FSA Rules" shall means the rules,  guidance,  principles  and codes comprised in the Handbook of Rules and Guidance issued by the FSA.

The parties  understand and agree that such  categorisation  is not intended to, and does not,  affect the  relationship  between and among the parties under the
1940 Act or the Advisers Act.